Exhibit 99.1

FOR IMMEDIATE RELEASE

Falcon’s Beyond Global Issues Reminder of Upcoming Stock Dividend

Record Date for Dividend is December 10, 2024; Payment Date is December 17, 2024

Orlando, FL (December 9, 2024) — Falcon’s Beyond Global, Inc. (Nasdaq: FBYD) (“Falcon’s Beyond,” “Falcon’s,” or the “Company”), a leading innovator in immersive storytelling through its divisions Falcon’s Creative Group (“FCG”), Falcon’s Beyond Destinations (“FBD”), and Falcon’s Beyond Brands (“FBB”), today reminded its shareholders of the upcoming stock dividend previously announced on October 1, 2024.

Under the terms of the dividend, eligible shareholders will receive a stock dividend of 0.2 shares of the Company’s Class A common stock per share of Class A common stock outstanding, payable on December 17, 2024, to holders of Class A common stock as of the record date of December 10, 2024. In lieu of fractional shares, cash will be distributed to each stockholder who would otherwise have been entitled to receive a fractional share, with the amount of cash to be determined based on the average closing price, rounded to the nearest penny, of the Company’s Class A common stock on Nasdaq for the five consecutive business days prior to the payment date of the stock dividend. Additionally, as a result of the stock dividend, holders of the Company’s Class B common stock will receive a stock dividend of 0.2 shares of Class B common stock per share of Class B common stock outstanding, and the Falcon’s Beyond Global, LLC common units that are issued and outstanding will be adjusted to reflect the same economic equivalent of the stock dividend. Outstanding warrants, restricted stock units and other equity awards will be similarly adjusted in accordance with their terms. A total of approximately 2.0 million shares of Class A common stock and approximately 11.5 million shares of Class B common stock are expected to be issued in connection with the stock dividend.

Stockholders will not be required to take any action to receive the stock dividend. After the payment date, stockholders’ book entry accounts will be credited with the additional shares that represent the stock dividend. When shares are held in a brokerage account in the name of a broker, the additional shares will be distributed to the broker on the stockholder’s behalf. The stock dividend is administered by Continental Stock Transfer & Trust Company, the Company’s transfer agent.

About Falcon’s Beyond

Falcon’s Beyond is a visionary innovator in immersive storytelling, sitting at the intersection of three potential high growth business opportunities: content, technology, and experiences. Falcon’s Beyond propels intellectual property (IP) activations concurrently across physical and digital experiences through three core business units:

●	Falcon’s Creative Group creates master plans, designs attractions and experiential entertainment, and produces content, interactives, and software.

●	Falcon’s Beyond Destinations develops a diverse range of entertainment experiences using both Falcon’s Beyond owned and third party licensed intellectual property, spanning location-based entertainment, dining, and retail.

●	Falcon’s Beyond Brands endeavors to bring brands and intellectual property to life through animation, movies, licensing and merchandising, gaming as well as ride and technology sales.

Falcon’s Beyond also invents immersive rides, attractions, and technologies for entertainment destinations around the world.

FALCON’S BEYOND and its related trademarks are owned by Falcon’s Beyond.

Falcon’s is headquartered in Orlando, Fla. Learn more at falconsbeyond.com.

Falcon’s Beyond may use its website as a distribution channel of material Company information. Financial and other important information regarding the Company is routinely accessed through and posted on our website at https://investors.falconsbeyond.com.

In addition, you may automatically receive email alerts and other information about Falcon’s when you enroll your email address by visiting the Email Alerts section at https://investors.falconsbeyond.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, words such as “will”, “would” and similar expressions identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those expressed in or implied by the forward-looking statements, including (1) our ability to sustain our growth, effectively manage our anticipated future growth, and implement our business strategies to achieve the results we anticipate, (2) impairments of our intangible assets and equity method investment in our joint ventures, (3) our ability to raise additional capital, (4) the closure of Katmandu Park DR and the repositioning and rebranding of our FBD business, (5) the success of our growth plans in FCG, (6) our customer concentration in FCG, (7) the risk that contractual restrictions relating to the Strategic Investment may affect our ability to access the public markets and expand our business, (8) the risks of doing business internationally, including in the Kingdom of Saudi Arabia, (9) our indebtedness, (10) our dependence on strategic relationships with local partners in order to offer and market our products and services in certain jurisdictions, (11) our reliance on our senior management and key employees, and our ability to hire, train, retain, and motivate qualified personnel, (12) cybersecurity-related risks, (13) our ability to protect our intellectual property, (14) our ability to remediate identified material weaknesses in our internal controls over financial reporting, (15) the concentration of share ownership and the significant influence of the Demerau Family and Cecil D. Magpuri, (16) the outcome of pending, threatened and future legal proceedings, (17) our continued compliance with Nasdaq continued listing standards, (18) risks related to our Up-C entity structure and the fact that we may be required to make substantial payments to certain unitholders under our Tax Receivable Agreement, and (19) the risks disclosed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on April 29, 2024, and the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements herein speak only as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts:

Media Relations:

Kathleen Prihoda, Falcon’s Beyond
kprihoda@falconsbeyond.com

Investor Relations:

ir@falconsbeyond.com